As filed with the Securities and Exchange Commission on July 18, 1997
                                       Registration No. 333-_______.

                  SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                          ------------

                           FORM S-8
                   REGISTRATION STATEMENT
                          Under
                 The Securities Act of 1933

                          ------------

                    TRIQUINT SEMICONDUCTOR, INC.
     (Exact name of Registrant as specified in its charter)

                          ------------

          Delaware                              95-3654013
   -----------------------            -----------------------------------
   (State of incorporation           (I.R.S. Employer Identification No.)

                    2300 N.E. Brookwood Parkway
                     Hillsboro, Oregon 97124
  (Address, including zip code, of Registrant's principal executive offices)

                          ------------

                     1996 STOCK INCENTIVE PROGRAM
                       (Full title of the plan)

                          ------------

                         STEVEN J. SHARP
          President, Chief Executive Officer & Chairman
                   TriQuint Semiconductor, Inc.
                   2300 N.E. Brookwood Parkway
                     Hillsboro, Oregon 97124
                         (503) 615-9000
(Name, address, and telephone number, including area code, of agent for service)

                          ------------

                           Copies to:
                       CHRIS FENNELL, ESQ.
                  WILSON SONSINI GOODRICH & ROSATI
                      PROFESSIONAL CORPORATION
                         650 PAGE MILL ROAD
                         PALO ALTO, CA 94306
                           (415) 493-9300

                          ------------

                   CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
                                                     Proposed Maximum     Proposed Maximum       Amount of
Title of Each Class of Securities    Amount to be     Offering Price     Aggregate Offering     Registration
    to be Registered                  Registered         Per Share            Price                Fee(1)
------------------------------------------------------------------------------------------------------------
Common Stock, $.001 per
share par value, to be
issued under the 1996
Stock Incentive Program             400,000 shares       $38.50(1)         15,400,000              $4,667
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National on July 15, 1997.

   The contents of the Registrant's Form S-8 Registration Statement (Registration No. 333-08893) filed with the Commission on July 26, 1996, as amended, are incorporated herein by reference.

      PART II:  INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 8. EXHIBITS

Exhibit
 Number                              Documents
--------   ----------------------------------------------------------------

  4.1      1996 Stock Incentive Program, as amended

  5.1      Opinion of counsel as to legality of securities being registered

 23.1      Consent of Counsel (contained in Exhibit 5.1)

 23.2      Consent of Independent Auditors

 24.1      Power of Attorney (see page II-4)

                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, TriQuint Semiconductor, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on this 18th day of July, 1997.

                                 TRIQUINT SEMICONDUCTOR, INC.

                                 By: /s/ Steven J. Sharp
                                     ----------------------------------
                                     Steven J. Sharp
                                     President, Chief Executive Officer
                                     and Chairman (Principal Executive Officer)

                          POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven J. Sharp and Edward C.V. Winn, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

    Signature                          Title                                 Date
------------------------   ---------------------------------------  ---------------------

/s/ Steven J. Sharp        President, Chief Executive Officer and
------------------------   Chairman (Principal Executive Officer)       July 18, 1997
(Steven J. Sharp)


/s/ Edward C.V. Winn       Executive Vice President, Finance and
------------------------   Administration, and Chief Financial          July 18, 1997
(Edward C.V. Winn)         Officer (Principal Financial and
                           Accounting Officer)


/s/ Dr. Paul A. Gary
------------------------   Director                                     July 18, 1997
(Dr. Paul A. Gary)




/s/ Charles Scott Gibson
------------------------   Director                                     July 18, 1997
(Charles Scott Gibson)


/s/ E. Floyd Kvamme
------------------------   Director                                     July 18, 1997
(E. Floyd Kvamme)


/s/ Dr. Walden C. Rhines
------------------------   Director                                     July 18, 1997
(Dr. Walden C. Rhines)


/s/ Edward F. Tuck
------------------------   Director                                     July 18, 1997
(Edward F. Tuck)


                    TRIQUINT SEMICONDUCTOR, INC.

                 REGISTRATION STATEMENT ON FORM S-8

                          INDEX TO EXHIBITS

Exhibit
Number                           Description
--------                         -----------

 4.1  1996 Stock Incentive Program, as amended . . . . . . . . .

 5.1  Opinion of counsel as to legality of securities
      being registered . . . . . . . . . . . . . . . . . . . . .

23.1  Consent of Counsel (contained in Exhibit 5.1). . . . . . .

23.2  Consent of Independent Auditors. . . . . . . . . . . . . .

24.1  Power of Attorney (contained in page II-4) . . . . . . . .